SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934



                               October 1, 2001
______________________________________________________________________________
                    (Date of earliest event reported)


                          ESB Financial Corporation
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)


     Pennsylvania                  0-19345                    25-1659846
______________________________________________________________________________
(State or other jurisdiction (Commission File Number) (IRS Identification No.) of incorporation)



600 Lawrence Avenue, Ellwood City, Pennsylvania                         16117
______________________________________________________________________________
(Address of principal executive offices)                            (Zip Code)


                               (724) 758-5584
______________________________________________________________________________
           (Registrant's telephone number, including area code)


                               Not Applicable
______________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


Item 5.   OTHER EVENTS

     On October 1, 2001, ESB Financial Corporation ("ESB") completed the acquisition of WSB Holding Company ("WSB") pursuant to an Agreement and Plan of Reorganization dated May 16, 2001 and a related Agreement of Merger between ESB and WSB (the "Agreement").

     The acquisition was effected by means of the merger of WSB with and into ESB (the "Merger"). Upon consummation of the Merger, each share of common stock, $.10 par value per share, of WSB ("WSB Common Stock") outstanding immediately prior thereto was converted into the right to receive, at the election of the holder thereof, $17.10 in cash or 1.414 shares of common stock, $.01 par value per share, of ESB ("ESB Common Stock"), subject to the condition that the aggregate amount of cash consideration paid to WSB shareholders constitute 49% of the total consideration paid by ESB.

     For additional information, reference is made to the press release dated October 1, 2001 filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  Not applicable.

          (b)  Not applicable.

          (c)  The following exhibits are filed with this report:



       Exhibit Number                          Description
       --------------                          -----------

       2.1 Agreement and Plan of Reorganization, dated as of May 16, 2001, between ESB and WSB (including the related Agreement of Merger attached as Appendix A thereto) (1)

       99.1                    Press Release dated October 1, 2001


_____________________
(1) Incorporated by reference from the Current Report on Form 8-K dated May 16, 2001 filed by ESB.


                                     2

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ESB FINANCIAL CORPORATION



Date: October 2, 2001          By:  /s/ Charlotte A. Zuschlag
                                    -------------------------------
                                    Charlotte A. Zuschlag
                                    President and Chief Executive Officer